EXHIBIT 99.1


                      [PULASKI FINANCIAL CORP. LETTERHEAD]


FOR IMMEDIATE RELEASE


        PULASKI BANK TO HOST INITIAL CONFERENCE CALL FOR YEAR END RESULTS

ST. LOUIS, OCTOBER 21, 2003--Pulaski Financial Corp. (Nasdaq: PULB), parent of Pulaski Bank, will host its first-ever conference call for fourth quarter and year end results on Tuesday, October 28th at 11:00 a.m. EST. Results are scheduled be released before the market opens that day.

         AUDIO
         Dial in number: (201) 689-8037
         Note: Participants should dial in few minutes prior to start time.

         WEBCAST
         Website link: http://www.viavid.net/detailpage.aspx?sid=00001760
                       --------------------------------------------------
         Live then archived for 3 months

         REPLAY
         Dial in number: (201) 612-7415
         Account: 3055
         Conference ID:79779
         Available until November 11th

Recently ranked #22 in Fortune's 100 America's Fastest Growing Small Companies, Pulaski Financial has achieved a 28% compounded annual growth rate on net income over the past five years. Management expects to discuss the bank's successful strategy of increasing non-interest income and expanding operations with the goal of increasing earnings per share and shareholder value.

Pulaski Financial Corp. serves customers throughout the St. Louis and Kansas City metropolitan area operating in its 81st year through its subsidiary, Pulaski Bank and Pulaski Bank Home Lending in Kansas City. The bank offers a full line of quality retail banking products through seven full-service offices. The company's websites can be accessed at www.pulaskibankstl.com for St. Louis
                                          ----------------------
branches and http://www.pulaskibankkc.com for the Kansas City branch.
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STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS, ARE
FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS, WHICH CONTAIN THE WORDS "EXPECTS", "INTENDS" AND WORDS OF SIMILAR IMPORT, ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES DISCLOSED FROM TIME TO TIME IN DOCUMENTS THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CURRENTLY ANTICIPATED. UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS.

For Additional Information Contact:

William A. Donius, President & CEO              Karl Plath or Brien Gately
Pulaski Financial Corp.                         The Investor Relations Company
(314) 878-2210 Ext. 3610                        (847) 296-4200


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